Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Announces

Collaborative Agreement with Creditors to Strengthen its Balance Sheet and Position the Company to Prosper from Robust Box Office Recovery

•	New Money: Approximately $223 million of new money financing that will primarily be used to refinance debt maturing in 2026

•	Debt Reduction: Immediate equitization of at least $143 million of existing debt, with the potential to equitize up to a total of $337 million of existing debt

•	Litigation Resolution: Full resolution of litigation with holders of AMC’s 7.5% Senior Secured Notes due 2029

LEAWOOD, KANSAS - (July 1, 2025) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or the “Company”), today announced that it has entered into a Transaction Support Agreement with key creditor groups, including certain holders representing approximately 62% of its 7.5% Senior Secured Notes due 2029 (the “Consenting 7.5% Noteholders”), certain holders representing approximately 76% of Muvico, LLC’s 6.00%/8.00% Senior Secured Exchangeable Notes due 2030 (the “Consenting Exchangeable Noteholders”) and certain lenders representing approximately 14% of AMC’s term loans outstanding under its existing credit agreement (the “Credit Agreement,” and any such consenting lenders, the “Consenting Term Loan Lenders”).

The agreement reflects strong creditor support for AMC’s long-term recovery and includes a comprehensive package of transactions designed to strengthen the Company’s balance sheet and resolve outstanding litigation. With the exception of the Equitization (as defined below), Term Loan Lenders representing at least 50.1% of AMC’s term loans outstanding under its Credit Agreement will be required to consent to the effectiveness of the transactions (such limited consent, the “Requisite Term Loan Consent”).

Highlights of the agreement include:

•	Approximately $223.3 million of new money financing that will be used to refinance debt maturing in 2026 and provide incremental liquidity;

•	The immediate conversion of at least $143.0 million of 6.00%/8.00% Senior Secured Exchangeable Notes due 2030, with the potential to equitize up to a total of $337 million of such notes over time;

•	A full resolution of litigation with certain holders of AMC’s 7.5% Senior Secured Notes due 2029.

Under the terms of the agreement and subject to Requisite Term Loan Consent:

•	The Consenting 7.5% Noteholders will provide approximately $223.3 million of incremental new money financing and will exchange $590.0 million of existing 7.5% Notes due 2029 for a total of $825.1 million aggregate principal amount of new Senior Secured Notes due 2029;

•	The Consenting Exchangeable Noteholders will receive 79.8 million shares of AMC Class A common stock in exchange for at least $143 million of 6.00%/8.00% Senior Secured Exchangeable Notes (the “Equitization”) and could exchange up to an additional approximately $195 million of such debt for equity over time, including an additional sum on account of the initial 79.8 million shares, depending on the trading price of the Company’s Class A common stock following the initial exchange;

•	The Consenting 7.5% Noteholders, the Consenting Exchangeable Noteholders and the Consenting Term Loan Lenders have agreed to support amendments to their existing debt agreements to facilitate the transactions;

•	The Consenting 7.5% Noteholders have agreed to dismiss with prejudice the ongoing litigation upon completion of the transactions.

For more information, please refer to the Form 8-K filed by AMC today with the U.S. Securities and Exchange Commission and available on our website at https://investor.amctheatres.com/sec-filings/all-sec-filings.

Adam Aron, Chairman and CEO of AMC, commented, “The successful signing of this Transaction Support Agreement is yet another important and strategic move, as AMC continues to fortify our financial footing, and improve the trajectory of our post pandemic recovery. Thanks to constructive engagement with our lenders, we’ve achieved a smart outcome that meaningfully strengthens AMC’s balance sheet. Assuming we obtain the required consent from our Term Loan Lenders, this announcement will bring in more than $220 million of new money financing to AMC that can be used to refinance upcoming 2026 debt maturities. We also will immediately benefit from the conversion of at least $143 million of debt into equity, with the potential to equitize even more, up to a total of $337 million of debt to equity. Importantly, this agreement also offers a full resolution of existing litigation with a group of our first lien 7.5% noteholders.”

Aron added, “We continue to make positive advances, at a time when we also are riding the powerful wave of a recently resurgent industry-wide box office that commenced in April of this year. The domestic box office in the second quarter of 2025 is up impressively compared to the same period last year, and our full-year industry projections point to the strongest box office performance in five years. We further anticipate more improvement in the domestic industry box office next year too, such that in our view 2026 also will show continued growth and momentum. That’s an extraordinary backdrop for AMC’s ongoing recovery efforts.”

Aron continued, “Make no mistake, AMC is playing on offense again. Recently, at our U.S. theatres for example, AMC has announced or implemented: a dramatic expansion in the number of our premium large format and extra large format screens, continued broad deployment of state-of-the-art laser projection, the renovation of select high-grossing theatres, a new "50% off Wednesdays" discount pricing strategy designed to boost midweek patronage, as well as pro-consumer enhancements to our already highly popular AMC Stubs loyalty and A-List subscription programs. We can add to that sweeping set of initiatives this collaborative agreement being announced today, which is indicative of strong support for AMC from our lenders.”

Aron concluded, “At a time when the movie industry is beginning to hit its stride, we believe AMC is doing the same, backed by an increasingly stronger balance sheet, and the confidence of our financial partners. We are laser-focused on taking bold steps which in our view will work to drive long-term shareholder value.”

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 870 theatres and 9,700 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, website, and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which they are made. Examples of forward-looking statements include statements the Company makes regarding the terms of the transactions, which are highly uncertain; the Company’s ability to complete the transactions on the terms contemplated or at all; the Company’s ability to obtain the required approval of 50.1% of Term Loan Lenders; the Company’s ability to otherwise refinance, extend, restructure or repay outstanding debt; its current and projected liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the Company’s expectations regarding its ability to continue as a going concern; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; the impact of foreign exchange rates on the Company’s financial performance; and the Company’s inability to implement its business plan or meet or exceed its financial projections. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.

For a detailed discussion of risks, trends and uncertainties facing the Company, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and Form 10-Q for the quarter ended March 31, 2025, each as filed with the SEC, and the risks, trends and uncertainties identified in the Company’s other public filings.

The Company does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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